Exhibit 99.1

Contact:	Tim Adams, Chief Financial Officer
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 508-263-8765
www.cytyc.com

Stephanie Carrington
The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Ryan
Schwartz Communications: 781-684-0770

FOR IMMEDIATE RELEASE

CYTYC TO INTRODUCE CELLIENT™ AUTOMATED CELL BLOCK SYSTEM AT

AMERICAN SOCIETY OF CYTOPATHOLOGY ANNUAL MEETING

Expands Product Line for Pathology Market

Marlborough, Mass., October 25, 2006 – Cytyc Corporation (Nasdaq: CYTC), a leading provider of medical technology, today announced that the Cellient™ Automated Cell Block System will be introduced at the 54th Annual Scientific Meeting of the American Society of Cytopathology November 3-8, 2006, in Toronto. The Cellient instrument is a fully automated system that allows individual cells or small tissue samples to be processed for histological examination. Cytyc estimates the potential market for the Cellient System to be approximately $100 million worldwide.

Traditional methods for cell block preparation are labor intensive, sometimes taking as long as a day, and are extremely operator dependent, resulting in highly variable quality. The Cellient System is a fully-automated system that virtually eliminates operator dependence and provides standardized, consistent preparations in less than an hour.

“We believe the Cellient Automated Cell Block System offers an ideal complement to our well-established cytology business and will allow us to leverage our world class laboratory sales and support infrastructure,” said Tony Kingsley, president of Cytyc’s diagnostics division. “The ThinPrep® System is the standard of care for cervical cancer screening, and we expect the Cellient System will become the new standard for cell block preparation.”

The concept of an improved cell block processor was originally conceived by University of Massachusetts Medical School Director of Cytopathology and Associate Professor of Pathology and Cell Biology Andrew H. Fischer, M.D. Cytyc licensed the technology through the Medical School’s Office of Technology Management and incorporated it into the fully-automated Cellient System developed by Cytyc engineers.

Cytyc Corporation is a leading provider of best-in-class medical technology that enables physicians and laboratories to improve patient’s lives throughout the world. Cytyc provides

Cytyc to Introduce Cellient Automated Cell Block System at American Society of Cytopathology Annual Meeting

diagnostic and minimally invasive surgical products targeting cancer and women’s health. The ThinPrep® System is the most widely used method for cervical cancer screening in the United States. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep®3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. The ThinPrep System also provides the platform from which the Company launched its expansion into breast cancer risk assessment with the FirstCyte® Breast Test. The NovaSure® Impedance Controlled Endometrial Ablation System, or the NovaSure® System, is an innovative endometrial ablation device to treat menorrhagia, or excessive menstrual bleeding. The MammoSite® Radiation Therapy System is a single-use device for the treatment of breast cancer that positions radiation sources directly into the post-lumpectomy site to optimize radiation treatment delivery while minimizing damage to healthy tissue. The GliaSite® Radiation Therapy System is for the treatment of malignant brain tumors.

Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC. Cytyc, ThinPrep, FirstCyte, NovaSure, MammoSite, and GliaSite are registered trademarks of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to Cytyc’s future financial condition, operating results and economic performance, and management’s expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and customers as well as reliance on proprietary technology, uncertainty of product development efforts and timelines, management of growth, product diversification, and organizational change, entry into new market segments domestically and new markets internationally, risks associated with litigation, the successful consummation of planned acquisition transactions, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and healthcare reimbursement policies in the United States and abroad, introduction of technologies that are disruptive to Cytyc’s business and operations, the impact of new accounting requirements and governmental rules and regulations, as well as other risks detailed in Cytyc’s filings with the Securities and Exchange Commission, including those under the heading “Risk Factors” in its 2005 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

####